UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 1, 2017, Eldorado Resorts, Inc., a Nevada corporation (“ERI”), completed its previously announced acquisition of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of September 19, 2016 (the “Merger Agreement”), by and among the Company, ERI, Eagle I Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of ERI (“Merger Sub A”), and Isle of Capri Casinos LLC (f/k/a Eagle II Acquisition Company LLC), a Delaware limited liability company and direct wholly owned subsidiary of ERI (“Merger Sub B”).

Item 1.02.	Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the consummation of the acquisition of the Company by ERI, on May 1, 2017, the Company terminated the Credit Agreement, dated as of July 26, 2007 among the Company, the Lenders listed therein, Wells Fargo Bank, National Association, as administrative agent (as successor to Credit Suisse, AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as amended, restated, supplemented or otherwise modified.

In connection with the termination of the Credit Agreement, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement.

5.875% Senior Notes due 2021

As previously announced, in connection with the consummation of Mergers (as defined below), on April 17, 2017, the Company commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 5.875% Senior Notes due 2021 (the “Isle Senior Notes”) issued pursuant to that certain indenture dated as of March 5, 2013, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “Isle Senior Notes Trustee”), as amended and supplemented by that certain Supplemental Indenture, dated as of April 19, 2013, and that certain Supplemental Indenture dated as of April 14, 2015 (as amended and supplemented “Isle Senior Notes Indenture”). On May 1, 2017, the Company announced the early tender results and initial settlement for the Tender Offer. A copy of the press release announcing the early tender results and initial settlement is furnished as Exhibit 99.1 and is incorporated herein by reference. In addition, on May 1, 2017, $252,910,000.00 aggregate principal amount of the Isle Senior Notes were purchased in the Tender Offer for total consideration of $262,871,351.88, including accrued interest, leaving $197,090,000 aggregate principal amount of Isle Senior Notes outstanding (the “Remaining Isle Senior Notes”).

In addition, the Company elected to call for redemption all of the Remaining Isle Senior Notes and satisfy and discharge its obligations under the Isle Senior Notes Indenture.    Accordingly, on May 1, 2017, following the purchase of the tendered Isle Senior Notes in the Tender Offer, at the direction of the Company, the Isle Senior Notes Trustee issued a notice of redemption (the “Isle Senior Notes Redemption Notice”) to the holders of the Remaining Isle Senior Notes, notifying such holders that the Remaining Isle Senior Notes will be redeemed on May 31, 2017 (the “Isle Senior Notes Redemption Date”) at a redemption price of 102.938% of the principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the Isle Senior Notes Redemption Date (the “Isle Senior Notes Redemption Price”). Immediately following the issuance of the Isle Senior Notes Redemption Notice, the Company satisfied and discharged its obligations under the Isle Senior Notes Indenture by depositing with the Isle Senior Notes Trustee funds sufficient to pay the Isle Senior Notes Redemption Price for the Remaining Isle Senior Notes in full, such funds to be held in trust for the benefit of the holders thereof.

The information contained in this Current Report does not constitute an offer to purchase, the solicitation of an offer to purchase or a solicitation of tenders or consents with respect to the Isle Senior Notes.

8.875% Senior Subordinated Notes due 2020

The Company also elected to call for redemption all of its outstanding 8.875% Senior Subordinated Notes due 2020 (the “Isle Subordinated Notes”) and satisfy and discharge its obligations under the indenture governing the Isle Subordinated Notes (the “Isle Subordinated Notes Indenture”).    Accordingly, on May 1, 2017, at the direction of the Company, the Trustee for the Isle Subordinated Notes (the “Isle Subordinated Notes Trustee”) issued a notice of redemption (the “Isle Subordinated Notes Redemption Notice”) to the holders of the Isle Subordinated Notes, notifying such holders that the Isle Subordinated Notes will be redeemed on June 15, 2017 (the “Isle Subordinated Notes Redemption Date”) at a redemption price equal to 102.219% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the Isle Subordinated Notes Redemption Date (the “Isle Subordinated Redemption Price”). Immediately following the issuance of the Isle Subordinated Notes Redemption Notice, the Company satisfied and discharged its obligations under the Isle Subordinated Notes Indenture by depositing with the Isle Subordinated Notes Trustee funds sufficient to pay the Isle Subordinated Notes Redemption Price for all outstanding Isle Subordinated Notes in full, such funds to be held in trust for the benefit of the holders thereof.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 1, 2017, pursuant to the Merger Agreement, Merger Sub A merged with and into the Company, with the Company continuing as the surviving entity (the “First Step Merger”), and immediately following the First Step Merger, the Company merged with and into Merger Sub B, with Merger Sub B continuing as the surviving entity (the “Second Step Merger,” and together with the First Step Merger, the “Mergers”).

Pursuant to the Merger Agreement, as a result of the First Step Merger, each share of common stock, par value $0.01 per share, of the Company (“Isle Stock”), converted into the right to receive, at the election of the holders of such shares of Isle Stock, subject to adjustment and proration and reallocation as described in the Merger Agreement, $23.00 in cash (the “Cash Consideration”) or 1.638 shares (the “Stock Consideration”) of common stock, par value $0.00001, of ERI (“ERI Stock”).

Holders of 35,667,371 shares of Isle Stock elected (including shares tendered via notices of guaranteed delivery) to receive the Stock Consideration (“Stock Election Shares”), holders of 6,882,190 shares of Isle Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Cash Consideration (“Cash Election Shares”), and holders of the remaining shares of Isle Stock did not make any election (“No Election Shares”). As a result and in accordance with the adjustment, proration and reallocation procedures described in the Merger Agreement, (x) each holder of Cash Election Shares and No Election Shares will receive Cash Consideration in respect of such Cash Election Shares and No Election Shares and (y) each holder of Stock Election Shares will receive Stock Consideration in respect of a portion of the Stock Election Shares held by such holder and Cash Consideration in respect of the remaining portion of the Stock Election Shares held by such holder (such portions to be finally determined upon expiration of the period for delivery of shares tendered via notices of guaranteed delivery).

Each option to purchase Isle Stock, whether vested or unvested, that was outstanding (or deemed outstanding) immediately prior to the effective time of the First Step Merger (the “Effective Time”) was converted into an option or right to purchase that number of shares ERI Stock equal to the number of shares of Isle Stock subject to such stock option multiplied the Stock Consideration at an exercise price equal to the exercise price of such option to purchase Isle Stock divided by the Stock Consideration. Each restricted share of Isle Stock that was outstanding (or deemed outstanding) immediately prior to the Effective Time was converted into a restricted share of ERI Stock in an amount equal to the Stock Consideration, with aggregated fractional shares rounded to the nearest whole share. Each performance stock unit of the Company that was outstanding immediately prior to the Effective Time was converted into a number of performance stock units in respect of ERI Stock in an amount equal to the Stock Consideration. Each restricted stock unit of the Company, deferred stock unit or phantom unit (collectively, “RSUs”) was converted into a number of restricted stock units, deferred stock units or phantom units, as applicable, in respect of shares of ERI Stock in an amount equal to the Stock Consideration, with aggregated fractional shares rounded to the nearest whole share. Each converted stock option, restricted share, performance stock unit and RSU remains subject to the same restrictions and other terms as are set forth in, and will continue to vest or accelerate, if unvested, in accordance with, the applicable stock plan of the Company, award agreement pursuant to which the stock option, restricted share, performance stock unit or RSU, as applicable, was granted, and any other relevant agreements (such as an employment agreement).

Based on the closing price of $19.12 per share of ERI Stock on the NASDAQ Global Select Market (“NASDAQ”) on April 28, 2017, the aggregate implied value of the consideration paid to former holders of Isle Stock in connection with the consummation of the Mergers was approximately $1.096 billion, including approximately $544.3 million in ERI Stock and approximately $552.0 million in cash.

The foregoing description of the Merger Agreement and the Mergers is not complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Notes Supplemental Indenture

On March 29, 2017, Merger Sub B issued $375 million aggregate principal amount of 6% Senior Notes due 2025 (the “Notes”) pursuant to an indenture, dated as of March 29, 2017 (the “Indenture”), between Merger Sub B and U.S. Bank National Association, as Trustee (the “Trustee”). On May 1, 2017, in connection with consummation of the acquisition of the Company by ERI, ERI, Merger Sub B, the Trustee and certain subsidiaries of ERI and the Company (the “Guarantors”) entered into a Supplemental Indenture (the “Notes Supplemental Indenture”), pursuant to which (i) ERI assumed the obligations of Merger Sub B under the Notes and the Indenture and (ii) each of the Guarantors agreed to become a guarantor of ERI’s obligations under the Notes and the Indenture.

Guaranty Agreement

On April 17, 2017, Merger Sub B entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Credit Agreement”), consisting of a $1.45 billion term loan facility and a $300 million revolving credit line. On May 1, 2017, in connection with the consummation of the acquisition of the Company by ERI, ERI, Merger Sub B, the Administrative Agent and certain subsidiaries of the Company (the “Isle Guarantors”) entered into a Guaranty Agreement, pursuant to which the Isle Guarantors agreed to become a guarantor of ERI’s obligations under the Credit Agreement.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Mergers, the Company notified NASDAQ on May 1, 2017 that, in the First Step Merger, each issued and outstanding share of Isle Stock would be converted into the right to receive, at the election of the stockholders of the Company, subject to the proration and reallocation provisions in the Merger Agreement, either the Cash Consideration or the Stock Consideration, and requested that trading in Isle Stock be suspended following the close of trading on May 1, 2017. Also on May 1, 2017, the Company requested that NASDAQ file with the SEC a notification on Form 25 to effect the delisting of Isle Stock on NASDAQ and the deregistration of Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 above is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 above is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

ERI’s source of funds for the aggregate Merger Consideration and related transaction expenses included shares of ERI Stock, cash on hand, borrowings under ERI’s term loan, borrowings under ERI’s revolving credit facility and proceeds of from ERI’s issuance of senior notes in March 2017.

The information set forth under Item 2.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a result of the Mergers, and effective as of the Effective Time, each of the current directors of the Company resigned from the board of directors of the Company and all committees thereof on which they served. Upon completion of the Mergers and pursuant to the terms of the Merger Agreement, Bonnie Biumi and Gregory J. Kozicz have been appointed to the board of directors of ERI.

In addition, effective as of the Effective Time, all of the individuals who were serving as officers of the Company immediately prior to the Effective Time ceased serving in such capacities.

These resignations were not a result of any disagreements between the Company and its directors or officers on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the amended and restated certificate of incorporation of the Company was amended and restated to read in its entirety (other than the name of the Company) as the Certificate of Incorporation of Merger Sub A in effect immediately prior to the Effective Time (as amended and restated, the “Second Amended and Restated Certificate of Incorporation”). At the effective time of the Second Step Merger, the Second Amended and Restated Certificate of Incorporation and the bylaws of the Company ceased to be in effect and the Certificate of Formation of Merger Sub B, as amended by the Certificate of Merger merging the Company, as the survivor of the First Step Merger, with and into Merger Sub B and changing the name of Merger Sub B to Isle of Capri Casinos LLC (the “Certificate of Formation”) and the Limited Liability Company Agreement of Merger Sub B (the “Limited Liability Company Agreement”) became the Certificate of Formation and Limited Liability Company Agreement of Merger Sub B, the survivor of the Second Step Merger.

The Second Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1, and the Certificate of Formation and the Limited Liability Company Agreement are attached hereto as Exhibit 3.2 and Exhibit 3.3, respectively, and each of these documents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 19, 2016, by and among Isle of Capri Casinos, Inc., Eldorado Resorts, Inc., Eagle I Acquisition Corp., and Isle of Capri Casinos LLC (f/k/a Eagle II Acquisition Company LLC) (incorporated by reference to Exhibit 2.1 to Isle of Capri Casinos, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Isle of Capri Casinos, Inc., effective as of May 1, 2017.

3.2	Certificate of Formation of Isle of Capri Casinos LLC, effective as of May 1, 2017.

3.3	Limited Liability Company Agreement of Isle of Capri Casinos LLC, effective as of May 1, 2017.

99.1	Press Release, dated May 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Isle of Capri Casinos LLC (as successor by merger to Isle of Capri Casinos, Inc.)

	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Its:	Chief Executive Officer

Date: May 1, 2017

[Signature Page to Isle 8-K]